UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 12, 2018

Lincoln National Corporation

(Exact Name of Registrant as Specified in its Charter)

Indiana	1-6028	35-1140070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor Chester Road Radnor, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 583-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

New Senior Notes

On February 12, 2018, Lincoln National Corporation (the “Company”) completed the issuance and sale of: (i) $150,000,000 aggregate principal amount of its 4.00% Senior Notes due 2023 (the “2023 Notes”), at a price to the public of 103.431%; (ii) $500,000,000 aggregate principal amount of its 3.80% Senior Notes due 2028 (the “2028 Notes”), at a price to the public of 99.767% and (iii) $450,000,000 aggregate principal amount of its 4.35% Senior Notes due 2048 (the “2048 Notes” and, collectively with the 2023 Notes and the 2028 Notes, the “Notes”), at a price to the public of 99.964% (the “Notes Offering”). The 2023 Notes have identical terms, are fungible with and are part of a single series of senior debt securities with the $350,000,000 aggregate principal amount of the Company’s outstanding 4.00% Senior Notes due 2023.

We intend to use the net proceeds of the offering of the 2028 notes, together with cash on hand, to fund the cash portion of the purchase price of the acquisition by the Company’s wholly owned subsidiary, The Lincoln National Life Insurance Company, of all of the issued and outstanding capital stock of Liberty Life Assurance Company of Boston (the “Transaction”). The Notes Offering is not conditioned on the closing of the Transaction. We intend to use the net proceeds of the offering of the new 2023 notes and the 2048 notes for the repayment, on or prior to the maturity thereof, of $200 million aggregate principal amount of our outstanding 7.00% Senior Notes due 2018, and for the repayment, on or prior to the maturity thereof, of $287 million aggregate principal amount of our outstanding 8.75% Senior Notes due 2019, together with any applicable “make-whole” interest amounts thereon, with the remainder to be used for general corporate purposes.

The Notes Offering was completed pursuant to the Prospectus, filed as a part of the Company’s Registration Statement on Form S-3, dated September 29, 2017 (the “Form S-3”), as supplemented by a prospectus supplement in preliminary form dated February 7, 2018 and in final form dated February 7, 2018 and a free writing prospectus dated February 7, 2018. In connection with the Notes Offering, the Company entered into an Underwriting Agreement, dated February 7, 2018 (the “Underwriting Agreement”), with Goldman Sachs & Co. LLC; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein. The Notes were sold to the underwriters, with underwriting discounts of 0.600% for the 2023 Notes, 0.650% for the 2028 Notes and 0.875% for the 2048 Notes. The Notes were issued under the Senior Indenture, dated as of March 10, 2009, between the Company and The Bank of New York Mellon, as trustee (the “Senior Indenture”).

The Notes are the Company’s senior unsecured debt obligations, and rank equally with all of the Company’s other present and future unsecured unsubordinated obligations.

The 2023 Notes bear interest at a per-annum rate of 4.000%. The Company will make interest payments on the 2023 Notes semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2018. Interest on the 2023 Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The 2028 Notes bear interest at a per-annum rate of 3.800%. The Company will make interest payments on the 2028 Notes semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2018. Interest on the 2028 Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The 2048 Notes bear interest at a per-annum rate of 4.350%. The Company will make interest payments on the 2048 Notes semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2018. Interest on the 2048 Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The 2023 Notes will mature on September 1, 2023. The 2028 Notes will mature on March 1, 2018. The 2048 Notes will mature on March 1, 2048. The 2023 Notes, the 2028 Notes and the 2048 Notes are each subject to optional redemption by the Company. The 2028 Notes are further subject to special mandatory redemption by the Company under certain circumstances.

The Senior Indenture contains customary events of default. If an event of default exists under the Senior Indenture, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of all of the Notes, together with accrued interest, if any, to be immediately due and payable.

From time to time, in the ordinary course of their business, certain of the underwriters and their affiliates have provided, and may in the future provide, various financial advisory, investment banking, commercial banking or investment management services to us and our affiliates, for which they have received and may continue to receive customary fees and commissions. In particular, Goldman Sachs & Co. LLC served as our financial adviser for the Transaction. In addition, Merrill Lynch, Pierce Fenner & Smith Incorporated serves as joint lead arranger and joint bookrunner, Bank of America, N.A. serves as syndication agent and Bank of America, N.A., Barclays PLC, Citibank, N.A., Citizens Bank, N.A., Credit Suisse AG, New York Branch, Deutsche Bank AG New York Branch, Goldman Sachs Bank USA, PNC Bank, National Association, U.S. Bank, National Association and The Bank of Tokyo-Mitsubishi UFJ, Ltd., each an affiliate of an underwriter, serve as lenders on our revolving credit facility. The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch serves as administrative agent and lead arranger, PNC Bank National Association serves as syndication agent and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch and PNC Bank National Association, each an affiliate of an underwriter, serve as lenders on our term loan. Certain of the underwriters or their affiliates may also hold our outstanding 7.00% Senior Notes due 2018 or 8.75% Senior Notes due 2019 and, as a result, may receive a portion of the proceeds from the Notes Offering upon the repayment of such notes. As part of our ordinary course of business, we enter into bilateral open derivative transactions with certain of the underwriters. In addition, the underwriters and their affiliates may, from time to time, engage in transactions with or perform services for us in the ordinary course of business, including acting as distributors of various life, annuity, defined contribution and investment products of our subsidiaries. From time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

The foregoing summary of the terms of the Underwriting Agreement and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of (i) the Underwriting Agreement, attached hereto as Exhibit 1.1; (ii) the Senior Indenture, incorporated by reference in Exhibit 4.1 to the Form S-3; (iii) the form of the 2023 Notes, attached hereto as Exhibit 4.1; (iv) the form of the 2028 Notes, attached hereto as Exhibit 4.2; and (v) the form of the 2048 Notes, attached hereto as Exhibit 4.3, which are incorporated herein by reference.

This report is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 7, 2018, between Lincoln National Corporation, on the one hand, and Goldman Sachs & Co. LLC; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on the other hand.

4.1	Form of 4.000% Senior Notes due 2023.

4.2	Form of 3.800% Senior Notes due 2028.

4.3	Form of 4.350% Senior Notes due 2048.

5.1	Opinion of Eric B. Wilmer, Assistant Vice President and Senior Counsel of Lincoln National Corporation.

5.2	Opinion of Wachtell, Lipton, Rosen & Katz.

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 7, 2018, between Lincoln National Corporation, on the one hand, and Goldman Sachs & Co. LLC; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on the other hand.

4.1	Form of 4.00% Senior Notes due 2023.

4.2	Form of 3.800% Senior Notes due 2028.

4.3	Form of 4.350% Senior Notes due 2048.

5.1	Opinion of Eric B. Wilmer, Assistant Vice President and Senior Counsel of Lincoln National Corporation.

5.2	Opinion of Wachtell, Lipton, Rosen & Katz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION
(Registrant)

Date: February 12, 2018	By:	/s/ Randal J. Freitag
Name: Randal J. Freitag
Title: Executive Vice President and Chief Financial Officer